Consent of Independent Registered Public Accounting Firm
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The board and shareholders
AXP Partners International Series, Inc.:
     RiverSource International Aggressive Growth Fund
     RiverSource International Equity Fund
     RiverSource International Select Value Fund
     RiverSource International Small Cap Fund

We consent to the use of our reports included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


/s/ KPMG LLP
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    KPMG LLP

    Minneapolis, Minnesota
    December 20, 2005